                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    SOTHEBY'S HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            SOTHEBY'S HOLDINGS, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                           TO BE HELD APRIL 30, 1998

To the Shareholders of
  SOTHEBY'S HOLDINGS, INC.

    The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the "Company") will be held on Thursday, April 30, 1998, at Sotheby's, 34-35 New Bond Street, London, England, at 10 o'clock in the forenoon, local time, for the following purposes:

        1. To elect ten (10) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998; and

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 20, 1998 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponements thereof.

                                          By Order of the Board of Directors
                                          A. ALFRED TAUBMAN, Chairman

Bloomfield Hills, Michigan
March 30, 1998

    SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            SOTHEBY'S HOLDINGS, INC.
                             500 N. WOODWARD AVENUE
                                   SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies (each, a "Proxy") by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the "Company"), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the "Meeting") to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Thursday, April 30, 1998, at Sotheby's, 34-35 New Bond Street, London, England ("Sotheby's U.K."), at 10 o'clock in the forenoon, local time. The Company expects to mail this Proxy Statement on or about March 30, 1998.

    Valid Proxies will be voted as specified thereon at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy, by written notice to the Company, at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1997, including financial statements audited by Deloitte & Touche LLP, independent auditors, and their reports thereon dated February 27, 1998, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 20, 1998. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, C/O SOTHEBY'S, INC., 1334 YORK AVENUE, NEW YORK, NEW YORK 10021.

                               VOTING SECURITIES

    The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the "Class A Common Stock"), or shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), of the Company at the close of business on March 20, 1998, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 39,525,452 shares of Class A Common Stock, entitled to one vote per share, and 16,973,094 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect three directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining seven directors.

    With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

    Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

        (1) FOR the election of the nominees for directors named in the Proxy;
    and

        (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

    Other than the election of directors, all matters that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. Holders of Class A Common Stock elect three directors by a plurality of the votes cast by such holders at the Meeting, and holders of Class B Common Stock elect seven directors by a plurality of the votes cast by such holders at the Meeting.

    Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions for a particular matter, those shares ("Non-Voting Shares") will not be included in the vote totals for that matter but will be counted for determining the presence of a quorum. Consequently, Non-Voting Shares will not affect the determination of whether a matter is approved.

    Shares voted to abstain regarding a particular matter ("Abstaining Shares") will not be counted in determining whether a matter is approved. Accordingly, Abstaining Shares will not affect the determination of whether a matter is approved.

    The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

    Ten (10) directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. Directors are elected by a plurality of the votes cast at the Meeting.

    The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                                                     YEAR FIRST ELECTED
NAME                                                                        AGE          A DIRECTOR
----------------------------------------------------------------------      ---      -------------------
Walter J.P. Curley....................................................          75             1993
Max M. Fisher.........................................................          89             1983
A. Alfred Taubman.....................................................          73             1983

    Mr. Curley has been a director of the Company since April 1993. From 1989 to March 1993, Mr. Curley served as U.S. Ambassador to France. From 1993 to 1997, Mr. Curley was a director of American Exploration Company, an oil and gas exploration and development company. He currently serves as a director of The France Growth Fund, a closed end investment company. Mr. Curley is also a member of the International Advisory Committee of Compagnie Financiere de Paribas, an international bank, Chairman of the French American Foundation, President of the Curley Land Company, a family real estate company, and a Trustee of the Frick Collection.

    Mr. Fisher is a private investor and has been Vice Chairman of the Company since 1986 and a director of the Company since 1983. Mr. Fisher is a director of Comerica, Inc., a bank holding company.

    Mr. Taubman is a private investor. Since 1983, Mr. Taubman has been the largest shareholder and Chairman of the Company. He is Chairman of Taubman Centers, Inc., a company engaged in the regional retail shopping center business. Mr. Taubman serves as a member of the board of directors of Livent Inc., a producer of theatrical works. He also serves as a director of Hollinger International Inc., a publisher of newspapers.

    The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                                                        YEAR FIRST
                                                                                         ELECTED
NAME                                                                        AGE         A DIRECTOR
----------------------------------------------------------------------      ---      ----------------
Conrad Black..........................................................          53             1997
Viscount Blakenham....................................................          60             1987
Diana D. Brooks.......................................................          47             1992
The Marquess of Hartington............................................          54             1994
Henry R. Kravis.......................................................          54             1996
Jeffrey H. Miro.......................................................          55          Nominee
Sharon Percy Rockefeller..............................................          53          Nominee

    Mr. Black became a director of the Company in February 1997. He is the Chairman and Chief Executive Officer of Hollinger Inc. and its subsidiary, Hollinger International Inc., a publisher of newspapers, and the Chairman of Telegraph Group Limited. Mr. Black is also Chairman and Chief Executive Officer of Southam Inc., Chairman of Argus Corporation Ltd., and serves as a director of the Canadian Imperial Bank of Commerce, Brascan Limited, and Livent Inc. He also is a member of the advisory boards of The National Interest, Gulfstream Aerospace Corporation, and The Council on Foreign Relations.

    Lord Blakenham became a director of the Company in 1987. Since 1961, he has served in various executive positions with Pearson plc, a British media company that serves worldwide information, education and entertainment markets and that has a substantial interest in the three Lazard investment banking firms. He was Executive Chairman of Pearson plc from 1983 until 1997. Lord Blakenham is the non-executive Chairman of MEPC plc, a commercial real estate investment and development company.

    Ms. Brooks was appointed President and Chief Executive Officer of the Company in April 1994. From March 1993 until April 1994, Ms. Brooks served as President and Chief Executive Officer of Sotheby's, a division which conducts the Company's worldwide auction business. She has been Chief Executive Officer of Sotheby's, Inc. since 1990 and President of Sotheby's, Inc., responsible for North and South American operations, since 1987. Ms. Brooks joined the Company in 1979 and has been a director since 1992. In December 1997, Ms. Brooks became a director of Morgan Stanley Dean Witter & Co., a global financial services firm.

    The Marquess of Hartington became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company, effective April 15, 1996. He serves as a director of a number of private companies.

    Mr. Kravis became a director of the Company in October 1996. He co-founded Kohlberg Kravis Roberts & Co., a merchant banking firm, in 1976 and currently serves as a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., Bruno's, Inc., Evenflo & Spalding Holdings Corporation, Gillette Co., IDEX Corporation, Kinder Care Learning Centers, Inc., Newsquest Capital, plc, Owens-Illinois, Inc., Owens Illinois Group, Inc., Primedia, Inc., Safeway, Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc. Mr. Kravis is a member of the Council on Foreign Relations. He also serves on the boards of trustees of the Metropolitan Museum of Art, Central Park Conservancy, Mount Sinai Hospital, Claremont McKenna College, the Fund for New York City Public Education, The New York City Partnership, Columbia Graduate School of Business and The Vail Valley Foundation. Mr. Kravis is Chairman of the Board of Public Television Channel 13/New York and the New York City Investment Fund.

    Mr. Miro is Chairman of the law firm of Miro, Weiner and Kramer, with offices in Bloomfield Hills, Michigan and New York, New York. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. Mr. Miro serves as a director of M.I. Schottenstein Homes, Inc.

    Mrs. Rockefeller is President and Chief Executive Officer of WETA TV/FM public stations in Washington, D.C., a position she has held since 1989, and has been a member of the Board of Directors of WETA since 1985. She has served as a director of PepsiCo, Inc. since 1986. Mrs. Rockefeller is a member of the Board of Directors of the Public Broadcasting Service, Washington, D.C. and was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992. She is also a member of the Trustee's Council of the National Gallery of Art, the Kennedy Center Community Board, the National Cathedral, Washington D.C.'s Board of Trade and Economic Club and The George Washington University Board of Trustees. She has served as a member of the Boards of Stanford University and the University of Chicago. Mrs. Rockefeller is active in Rockefeller Family Boards and Foundations.

    It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 16, 1998 by its directors, nominees for director, executive officers and 5% shareholders. In compiling the table, the Company has relied upon information supplied by its officers, directors, nominees for director, and certain shareholders and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934 (the "Exchange Act"), holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock. For purposes of the calculation of the percentage of each class that each Named Executive Officer (as such term is defined under the caption "Compensation of Executive Officers"), director, nominee for director and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options or conversion.

            CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

                                                             CLASS A COMMON STOCK       CLASS B COMMON STOCK
                                                           -------------------------  -------------------------
DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS        NUMBER OF      PERCENT     NUMBER OF      PERCENT
AND 5% SHAREHOLDERS                                           SHARES      OF CLASS       SHARES      OF CLASS
---------------------------------------------------------  ------------  -----------  ------------  -----------

George Bailey............................................       143,700(1)          *      120,500(2)          *
Sotheby's
34-35 New Bond Street
London W1 2AA England

Baron Capital Group......................................     6,324,300        16.0%             0           *
767 Fifth Avenue, 24th Floor
New York, New York 10153

The Honorable Conrad M. Black............................         2,065           *              0           *
Telegraph Group Ltd
1 Canada Square
Canary Wharf
London E145 DT England

                                                             CLASS A COMMON STOCK       CLASS B COMMON STOCK
                                                           -------------------------  -------------------------
DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS        NUMBER OF      PERCENT     NUMBER OF      PERCENT
AND 5% SHAREHOLDERS                                           SHARES      OF CLASS       SHARES      OF CLASS
---------------------------------------------------------  ------------  -----------  ------------  -----------
Viscount Blakenham.......................................         2,815           *              0           *
12 Saint James Square
London SWIY 4LB England

Kevin A. Bousquette......................................         9,000           *              0           *
Sotheby's, Inc.
1334 York Avenue
New York, New York 10021

Diana D. Brooks..........................................       765,000(3)        1.9%      765,000(4)        4.3%
Sotheby's, Inc.
1334 York Avenue
New York, New York 10021

Ambassador Walter J.P. Curley............................         3,250           *              0           *
450 Park Avenue
Suite 2104
New York, New York 10022

Max M. Fisher............................................     2,468,860(5)        5.9%    2,466,045(6)       14.5%
2700 Fisher Building
Detroit, MI 48202

FMR Corp.................................................     3,573,300         9.1%             0           *
82 Devonshire Street
Boston, MA 02109

GeoCapital Corporation...................................     2,299,905         5.8%             0           *
767 Fifth Avenue
New York, New York 10153

The Rt. Hon. The Earl of Gowrie..........................         2,250           *              0           *
Sotheby's
34-35 New Bond Street
London W1 2AA England

The Marquess of Hartington...............................         8,815           *              0           *
Beamsley Hall
Bolton Abbey, Skipton
North Yorkshire BD23 6HD
England

Henry R. Kravis..........................................         2,065           *              0           *
Kohlberg Kravis Roberts & Co.
9 West 57th Street
New York, New York 10019

Jeffrey H. Miro..........................................         8,000           *              0           *
Miro Weiner & Kramer
500 North Woodward Avenue
Suite 100--P.O. Box 908
Bloomfield Hills, MI 48304

                                                             CLASS A COMMON STOCK       CLASS B COMMON STOCK
                                                           -------------------------  -------------------------
DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS        NUMBER OF      PERCENT     NUMBER OF      PERCENT
AND 5% SHAREHOLDERS                                           SHARES      OF CLASS       SHARES      OF CLASS
---------------------------------------------------------  ------------  -----------  ------------  -----------
Portfolio D Investors, LP and............................     5,272,900(7)       13.4%            0          *
other Related Parties
201 Main Street, Suite 2600
Fort Worth, TX 76102

Sharon Percy Rockefeller.................................         2,600           *              0           *
WETA TV/26 and FM 90.9
P.O. Box 2626
Washington, DC 20013

William F. Ruprecht......................................         6,400(8)          *        6,400(9)          *
Sotheby's, Inc.
1334 York Avenue
New York, New York 10021

A. Alfred Taubman........................................    13,244,243 10)       25.1%   13,241,328 11)       78.0%
200 E. Long Lake Road
Bloomfield Hills, MI 48304

Henry Wyndham............................................        84,000 12)          *       84,000 13)          *
Sotheby's
34-35 New Bond Street
London, W1 2AA England

Directors, Nominees for Director, and Executive Officers
  as a Group.............................................    16,753,063 14)       29.9%   16,683,273 14)       93.3%

------------------------

*   Represents less than 1%.

(1) In addition to 11,686 shares of Class A Common Stock that Mr. Bailey owns, this figure includes 120,500 shares of Class A Common Stock that Mr. Bailey has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares as well as 11,514 shares of Class A Common Stock owned by Mr. Bailey's wife.

(2) This figure represents 120,500 shares of Class B Common Stock that Mr. Bailey has the right to acquire by exercising options.

(3) This figure includes 62,000 shares of Class A Common Stock that Ms. Brooks has the right to acquire by converting shares of Class B Common Stock and 703,000 shares of Class A Common Stock that she has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(4) In addition to 62,000 shares of Class B Common Stock that Ms. Brooks owns, this figure includes 703,000 shares of Class B Common Stock that Ms. Brooks has the right to acquire by exercising options.

(5) In addition to 2,815 shares of Class A Common Stock that Mr. Fisher owns as trustee of his grantor trust, this figure includes 2,466,045 shares of Class A Common Stock that Mr. Fisher has the right to acquire by converting shares of Class B Common Stock. Mr. Fisher disclaims beneficial ownership of all shares of Class A Common Stock other than the 2,815 shares of Class A Common Stock and the 1,830,161 shares relating to the shares of Class B Common Stock held by him as trustee of his grantor trust. See footnote 6 below.

(6) This figure includes 10,760 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher is a co-trustee and 1,830,161 shares of Class B Common Stock that Mr. Fisher holds as trustee of his grantor trust. This figure also includes 625,124 shares owned by Martinique Hotel, Inc., a corporation owned by Mr. Fisher's family. This figure excludes 14,345 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher's wife is a co-trustee. Mr. Fisher disclaims beneficial ownership of all shares other than those held by him as trustee of his grantor trust.

(7) This figure represents the total number of shares of Class A Common Stock owned by the following persons or entities: Trinity Capital Management, Inc., Trinity I Fund, L.P., TF Investors L.P., Thomas M. Taylor, Portfolio D Investors, L.P., Portfolio Associates, Inc., Portfolio Partners, L.P., The Bass Management Trust, Sid R. Bass, Nancy L. Bass, Sid R. Bass Management Trust, Perry Bass, Lee M. Bass, and E.P. Bass.

(8) This figure represents 6,400 shares of Class A Common Stock that Mr. Ruprecht has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(9) This figure represents 6,400 shares of Class B Common Stock that Mr. Ruprecht has the right to acquire by exercising options.

(10) In addition to 2,915 shares of Class A Common Stock that Mr. Taubman owns as trustee of his grantor trust, this figure includes 9,772,698 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock that Mr. Taubman owns as trustee of his grantor trust and also includes 3,468,630 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares he has sole voting and dispositive control.

(11) This figure includes 9,772,698 shares of Class B Common Stock owned by Mr. Taubman and 3,468,630 shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares Mr. Taubman has sole voting and dispositive control. This figure excludes 792,830 shares of Class B Common Stock owned by Judith Taubman, his wife. Mr. Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman.

(12) This figure represents 84,000 shares of Class A Common Stock that Mr. Wyndham has the right to acquire by exercising options for shares of Class B Common Stock and converting such shares.

(13) This figure represents 84,000 shares of Class B Common Stock that Mr. Wyndham has the right to acquire by exercising options.

(14) See above notes.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case, such executive officer's biography is contained under the caption "Election of Directors":

NAME                                              AGE                              PRESENT TITLE
--------------------------------------------      ---      --------------------------------------------------------------

George Bailey...............................          44   Co-Managing Director, Sotheby's Europe

Kevin A. Bousquette.........................          40   Executive Vice President and Chief Operating Officer

Diana D. Brooks.............................          47   President and Chief Executive Officer

Donaldson C. Pillsbury......................          57   Senior Vice President and General Counsel

William F. Ruprecht.........................          42   Managing Director, Sotheby's North and South America

NAME                                              AGE                              PRESENT TITLE
--------------------------------------------      ---      --------------------------------------------------------------
William S. Sheridan.........................          44   Senior Vice President and Chief Financial Officer

Robin Woodhead..............................          46   Co-Managing Director, Sotheby's Europe

Henry Wyndham...............................          44   Chairman, Sotheby's Europe

    Since 1994, Mr. Bailey has been Managing Director of Sotheby's Europe. From 1992 through 1993, he served as director of business development, Sotheby's Europe.

    Mr. Bousquette became a director of the Company and was appointed Executive Vice President and Chief Operating Officer of the Company in September 1996. He had been the Company's Chief Financial Officer from March 1993 to November 1996 and a Senior Vice President of the Company from March 1993 to November 1996. From 1985 to 1992, Mr. Bousquette was an executive at Kohlberg Kravis Roberts & Co., L.P., a merchant banking firm, and a limited partner of KKR Associates, L.P. Mr. Bousquette has voluntarily resigned as a director and executive officer of the Company, effective April 30, 1998.

    Mr. Pillsbury joined the Company as Senior Vice President and General Counsel in January 1998. From 1993 until January 1998, he was Senior Counsel to the law firm Davis Polk & Wardwell and from 1973 until 1993 he was a partner of that firm. He also is the Chairman of the Board of The Chamber Music Society of Lincoln Center and a Director of Lincoln Center for the Performing Arts, Inc.

    Mr. Ruprecht was appointed Executive Vice President and Managing Director of Sotheby's, Inc. in February 1994. From 1992 to February 1994, Mr. Ruprecht served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, he served as Director of Marketing for Sotheby's, Inc.

    Mr. Sheridan was appointed Senior Vice President and Chief Financial Officer of the Company in November 1996. From 1987 until November 1996, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche LLP.

    Mr. Woodhead was appointed Co-Managing Director, Sotheby's Europe in January 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

    Mr. Wyndham was appointed Chairman of Sotheby's Europe in November 1997, and was Chairman of Sotheby's (U.K.) from February 1994 until October 1997. From 1988 until 1994, he was a partner of the St. James Art Group, an art dealing business.

    Based on the Company's review of the filings made by the Company's directors and officers under Section 16 of the Exchange Act, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner, except that a Form 4 with respect to two transactions by George Bailey was inadvertently filed late.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company met six times during 1997. The Board of Directors has an Audit and Compensation Committee, which met three times during 1997, and an Executive Committee, which met once during 1997. As of December 31, 1997, the Audit and Compensation Committee consisted of Mr. Fisher, Mr. Black, Viscount Blakenham, Mr. Curley, and Mr. Kravis, and the Executive Committee consisted of Mr. Taubman, Mr. Fisher, and Ms. Brooks. Each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation of the Chief Executive Officer and each of the other five most highly compensated executive officers (collectively, the "Named Executive Officers" and, individually, a "Named Executive Officer") of the Company during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                  COMPENSATION
                                                              ANNUAL COMPENSATION                 -------------
                                                ------------------------------------------------     SHARES        ALL OTHER
                                                                                   OTHER ANNUAL    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR      SALARY     BONUS (4)   COMPENSATION    OPTIONS (9)       (11)
----------------------------------------------  ---------  ---------  -----------  -------------  -------------  -------------
Diana D. Brooks...............................       1997  $ 550,000   $ 588,400(5)   $  12,000(7)     450,000     $  88,457
  President and Chief                                1996  $ 525,000   $ 557,800(5)   $  12,240(7)      50,000     $  51,240
  Executive Officer                                  1995  $ 500,000   $ 351,050(5)   $   7,920(7)     200,000     $  37,299

Kevin A. Bousquette (1).......................       1997  $ 435,000   $ 246,638     $       0        125,000      $  50,801
  Executive Vice President                           1996  $ 375,042   $ 200,000     $       0        175,000      $  34,564
  and Chief Operating Officer                        1995  $ 343,000   $ 177,000     $       0         20,000      $  24,397

Simon de Pury (2).............................       1997  $ 303,188   $ 100,000     $  14,438(7)      20,000(10)   $  54,785
  Chairman, Sotheby's Europe                         1996  $ 403,877   $ 248,000     $  22,745(7)      25,000      $  70,808
                                                     1995  $ 418,883   $ 179,025     $  21,739(7)      20,000      $  53,895

Henry Wyndham (3).............................       1997  $ 281,877   $ 165,258     $  95,990(8)     115,000      $  13,526
  Chairman, Sotheby's Europe                         1996  $ 212,085   $ 207,990(6)   $  75,408(8)      25,000     $  44,384
                                                     1995  $ 206,716   $ 222,900(6)   $  74,400(8)      40,000     $   4,939

William F. Ruprecht...........................       1997  $ 315,000   $ 152,852     $       0        112,000      $  39,525
  Managing Director,                                 1996  $ 300,000   $ 181,563     $       0         25,000      $  29,260
  Sotheby's North and                                1995  $ 260,000   $ 177,000     $       0         17,500      $  19,977
  South America

George Bailey.................................       1997  $ 261,302   $ 165,258     $   8,230(7)     112,000      $  10,452
  Co-Managing Director,                              1996  $ 227,795   $ 180,563     $   4,022(7)      25,000      $   9,112
  Sotheby's Europe                                   1995  $ 205,140   $ 108,827     $   3,985(7)      17,500      $   8,206

------------------------

 (1) Mr. Bousquette was appointed Executive Vice President and Chief Operating Officer in September 1996.

 (2) Mr. de Pury resigned from this position in September 1997.

 (3) Mr. Wyndham became the Chairman of Sotheby's Europe in November 1997.

 (4) Bonus amounts include cash paid in respect of the previous year's performance.

 (5) The 1997, 1996 and 1995 bonus amounts include a deferred bonus of $13,400, $43,300 and $21,050, respectively, paid for services rendered in connection with the acquisition of Pierre Matisse Gallery Corporation and the management of Acquavella Modern Art.

 (6) The 1995 and 1996 bonus amounts include a supplemental payment of $45,990 which was paid in each of the first three years of Mr. Wyndham's employment, in accordance with the terms of his employment agreement.

 (7) Car and travel allowance.

 (8) The 1997 amount represents a car and housing allowance, while the 1996 and 1995 amounts represent housing and travel allowances.

 (9) For 1997 and 1996, the number of shares underlying options refers to option grants under the Company's 1997 Stock Option Plan (the "1997 Plan") and the Company's Performance Share Purchase Plan (the "Performance Plan"). For 1995, the number of shares underlying options refers to option grants under the Company's 1987 Stock Option Plan (the "1987 Plan"), which was replaced by the 1997 Plan. Options include those granted in respect of the previous year's performance.

(10) These unvested options granted under the Performance Plan were cancelled as a result of Mr. de Pury's resignation. See footnote 2 above.

(11) The amounts disclosed in this column for 1997 include:

        (a) Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan: $12,700 on behalf of Ms. Brooks, $9,438 on behalf of Mr. Bousquette, and $11,950 on behalf of Mr. Ruprecht.

        (b) Company accruals of the following amounts under benefit equalization agreements: $75,757 on behalf of Ms. Brooks, $41,363 on behalf of Mr. Bousquette, and $27,575 on behalf of Mr. Ruprecht.

        (c) a Company contribution under the Switzerland plans of $54,785 on behalf of Mr. de Pury.

        (d) a Company contribution under the United Kingdom ("U.K.") pension plan of $13,526 on behalf of Mr. Wyndham and of $10,452 on behalf of Mr. Bailey.

    U.K. PENSION PLAN

    Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents. Henry Wyndham and George Bailey are the only Named Executive Officers who participate in the plan. Mr. Wyndham has four credited years of service with the Company, and Mr. Bailey has 20 credited years of service with the Company.

    Standard pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement, which is at age 60, although the Company may elect to continue employment of the individual after that date, and if the Company agrees, the employee may elect to make further contributions until the age of
65. For a fixed period of two years commencing April 1, 1997, the contribution rates have been decreased by 50% to take advantage of a surplus in the scheme fund. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes "Salary", but excludes "Bonus" and "Other Annual Compensation" disclosed in the Summary Compensation Table.

    A special arrangement approved by the plan Trustees was approved so that Mr Wyndham's benefits will accumulate based on 1/30th of his salary for each year of service in order to provide a pension benefit with respect to salary amounts above L84,000. In addition, a Funded Unapproved Retirement Benefit Scheme, structured as a defined contribution scheme, is being established to provide a pension benefit with respect to salary amounts exceeding L168,000.

    The plan also provides for a death benefit in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1/3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

    The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 2% of base salary. Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of L84,000.

                                 PENSION TABLE

REMUNERATION                     YEARS OF SERVICE
-------------  -----------------------------------------------------
     (L)          15         20         25         30         35
-------------  ---------  ---------  ---------  ---------  ---------
     40,000       10,000     13,333     16,667     20,000     23,333
     60,000       15,000     20,000     25,000     30,000     35,000
     80,000       20,000     26,666     33,333     40,000     46,666

    SWITZERLAND PLAN

    In accordance with the requirements of Swiss law, Sotheby's AG, the Company's Swiss operating subsidiary, established in 1985 a fully insured pension plan (the "First Swiss Plan") for its full-time employees whose salaries exceed 23,880 Swiss francs ("SF") (equivalent to approximately $16,549), up to a fixed ceiling of SF 119,400 (equivalent to approximately $82,744). There are two elements of the First Swiss Plan: a savings element (the "Savings Plan") and a risk element (the "Risk Plan"). Employees are eligible to join the Savings Plan as of the January 1 following attainment of age 24 and the Risk Plan as of the January 1 following attainment of age 17.

    Under the Savings Plan, an individual retirement account is established for each participating employee. Each year, the account is credited with a percentage of the employee's adjusted salary, which is the employee's annual salary, excluding bonuses and other allowances, reduced by SF 23,880. Longer serving employees were made eligible for additional Company contributions in respect of service with the Company prior to 1985. The percentage of adjusted salary credited to the account ranges from 7% to 30%, depending on the employee's age, sex and past service. The Company pays 70% of this total contribution, with the remainder paid by employees. The account is also credited with interest at a rate fixed by the Swiss government's executive branch.

    At retirement age, which is age 65 for men and age 62 for women, the employee's account is convertible, at the employee's election, to a life annuity, with provisions for contingent widow's pension of 60% of the retiree's benefit and immediate pensions of 20% of the retiree's benefit for certain children of the retiree.

    The Risk Plan provides disability and death benefits to employees, their widows and certain of their children. Benefits are generally a percentage of the amount credited to the employee's account, excluding interest. Benefits under the Risk Plan are funded by insurance premiums, all of which are paid by the Company.

    Sotheby's A.G. has also established a second pension plan (the "Second Swiss Plan") which is non-compulsory and has a savings element and a risk element. Benefits under the Second Swiss Plan are based on the amount by which an employee's total salary exceeds SF 119,400. The Company pays approximately 74% of the total contribution, with the remainder paid by employees.

    Mr. de Pury is the only Named Executive Officer who participates in the First Swiss Plan and the Second Swiss Plan. A total of SF 79,054 ($54,785) contributed in 1997 by the Company on behalf of Mr. de Pury is included in the Summary Compensation Table.

    BONUSES

    The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Audit and Compensation Committee. Actual awards are a function of the Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the Audit and Compensation Committee the discretion to address exceptional performance and unusual circumstances.

    BENEFIT EQUALIZATION AGREEMENTS

    The total annual contributions by the employee and employer to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations under applicable law, as amended, for each participant. Officers (generally senior vice presidents and above) of the Company and its U.S. subsidiaries who are affected by such limitations may enter into agreements pursuant to which their salaries will be reduced, and the Company will maintain accounts on their behalf, in the amount of the difference between (i) the aggregate amount of contributions that would have been made to the Retirement Savings Plan in the absence of the limitations, and (ii) the aggregate amount of contributions actually made to the Retirement Savings Plan. Benefits under these unfunded agreements are paid to a participant one year following the participant's termination of employment with the Company, unless the participant elects to defer receipt of payment. Amounts contributed by the Company on behalf of the Named Executive Officers of the Company pursuant to benefit equalization agreements in 1997 have been included in the Summary Compensation Table.

                                 STOCK OPTIONS

    The following tables set forth information regarding option grants under the Company's 1997 Plan and the Company's Performance Plan, including its U.K. sub-plan, to the Named Executive Officers in 1997:

                             OPTION GRANTS IN 1997

                                                     INDIVIDUAL GRANTS
                            -------------------------------------------------------------------        POTENTIAL REALIZABLE
                                           PERCENT OF                                                    VALUE AT ASSUMED
                             NUMBER OF        TOTAL                                                   ANNUAL RATES OF STOCK
                              SHARES         OPTIONS                   FAIR MARKET                    PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO      EXERCISE     VALUE OF                          OPTION TERM(5)
                              OPTIONS       EMPLOYEES      PRICE PER   UNDERLYING   EXPIRATION   --------------------------------
                              GRANTED      IN 1997(3)      SHARE(4)      SHARES        DATE         0%         5%         10%
                            -----------  ---------------  -----------  -----------  -----------  ---------  ---------  ----------
Diana D. Brooks...........    50,000(1)          18.4%     $    4.29    $ 17.125       2/17/07   $ 641,750  $1,180,241 $2,006,392
                             400,000(2)          17.5%     $   15.75    $ 15.75        4/28/07   $       0  $3,962,036 $10,040,577
Kevin A. Bousquette.......    25,000(1)           9.2%     $    4.29    $ 17.125       2/17/07   $ 320,875  $ 590,121  $1,003,196
                             100,000(2)           4.4%     $  18.9375   $ 18.9375       9/1/07   $       0  $1,190,969 $3,018,150
Henry Wyndham.............    15,000(1)           5.5%     $    4.29    $ 17.125       2/17/04   $ 192,525  $ 297,099  $  436,373
                             100,000(2)           4.4%     $  18.6875   $ 18.6875     10/29/07   $       0  $1,175,247 $2,978,306
William F. Ruprecht.......    12,000(1)           4.4%     $    4.29    $ 17.125       2/17/07   $ 154,020  $ 283,258  $  481,534
                             100,000(2)           4.4%     $ $18.9375   $ 18.9375      8/20/07   $       0  $1,190,969 $3,018,150
George Bailey.............    12,000(1)           4.4%     $    4.29    $ 17.125       2/17/04   $ 154,020  $ 237,679     348,981
                             100,000(2)           4.4%     $  18.6875   $ 18.6875     10/29/07   $       0  $1,175,247 $2,978,306

------------------------

(1) These options were granted under the Performance Plan and will be exercisable upon the fulfillment of certain performance criteria based on the Company's earnings per share and return on equity as well as fulfillment of time vesting requirements established by the Audit and Compensation Committee. The options, which have a three-year performance period, time vest, regardless of achieving performance criteria, in one-third increments on each of the third, fourth, and fifth anniversaries of the date of grant. If the performance goal has been achieved at the time these options begin time vesting, the options will become exercisable when the time vesting requirement is met. If the performance goal is not achieved by the end of the performance period, the options will not become exercisable upon time vesting. Rather, the designated performance goal will automatically be adjusted by a predetermined amount and the performance period will be extended one year. Upon achievement of the adjusted performance goal, the options will be exercisable to the extent that they have time vested. If the adjusted performance goal is not achieved by the end of the seventh year after the date of grant, the option will expire. During the term of each Performance Plan option, the option accrues dividend equivalents which are payable to the option holder when the option becomes exercisable. With respect to the grants under the Performance Plan made in 1996 and 1997, the Audit and Compensation Committee, on October 30, 1997, approved the acceleration of time vesting to be the same date on which the relevant performance criteria are met.

(2) These options were granted under the 1997 Plan and will vest and become exercisable to the extent of one-fifth of the number of shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(3) This figure is calculated by dividing the total number of options granted under a plan to the individual by the total number of options granted under that plan to all employees.

(4) The exercise price of each option under the Performance Plan is 25% of the fair market value of the underlying shares, determined as of the date of grant. The exercise price of each option under the 1997 Plan is the fair market value of the underlying shares as of the date of grant. Only options to purchase Class B Common Stock may be granted under the 1997 Plan and the Performance Plan. Because Class B Common Stock is convertible into Class A Common Stock and there is no public market for the Class B Common Stock, for purposes of the 1997 Plan and the Performance Plan, the fair market value of the stock underlying an option is the NYSE closing price per share of the Class A Common Stock on the last business day before the option grant.

(5) The actual value, if any, that may be realized by each individual will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. The option term is ten years for options granted under the 1997 Plan and ten years under the Performance Plan (seven years for options granted to U.K. residents), as indicated in the "Expiration Date" column. The appreciation rates used in the table are provided to comply with Item 402(c) of Regulation S-K and do not necessarily reflect the views of management as to the potential realizable value of options.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                             SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR END
                                           ACQUIRED ON    VALUE    ----------------------------  ---------------------------
NAME                                        EXERCISE    REALIZED   EXERCISABLE  UN-EXERCISABLE   EXERCISABLE  UN-EXERCISABLE
-----------------------------------------  -----------  ---------  -----------  ---------------  -----------  --------------
Diana D. Brooks..........................         0(1)  $       0     508,000        670,000      $2,445,000    $2,660,625
                                                  0(2)  $       0           0        100,000      $       0     $1,476,000

Kevin A. Bousquette......................         0(1)  $       0     128,000        262,000      $ 715,500     $  642,000
                                                  0(2)  $       0           0         50,000      $       0     $  738,000
Simon de Pury............................   153,600(1)  $ 415,975           0              0      $       0     $        0

Henry Wyndham............................         0(1)  $       0      45,000        170,000      $ 101,250     $  388,750
                                                  0(2)  $       0           0         40,000      $       0     $  593,400

William F. Ruprecht......................         0(1)  $       0      97,800        113,700      $ 695,675     $   89,888
                                                  0(2)  $       0           0         37,000      $       0     $  550,020

George Bailey............................         0(1)  $       0     106,000        136,500      $ 594,750     $  246,188
                                                  0(2)  $       0           0         37,000      $       0     $  550,020

------------------------

(1) Information in this row concerns option grants under the 1997 Plan and the 1987 Plan only.

(2) Information in this row concerns option grants under the Performance Plan only.

                 REPORT OF THE AUDIT AND COMPENSATION COMMITTEE

    The Audit and Compensation Committee is responsible to the Board of Directors for overseeing and reviewing audit results, monitoring the effectiveness of internal audit functions, and advising the Board with respect to compensation matters and employee benefit plans of the Company. The Audit and Compensation Committee has authority to grant options under the 1997 Plan and the Performance Plan. As of December 31, 1997, the Audit and Compensation Committee consisted of Max M. Fisher, Chairman, Conrad Black, Viscount Blakenham, Walter J.P. Curley, and Henry R. Kravis, none of whom participated in any of the plans administered by the Audit and Compensation Committee.

PHILOSOPHY

    The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market.

    Compensation for executive officers is comprised of three major components: salary, cash bonuses and equity-based incentives.

    The Audit and Compensation Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives: (i) Company performance, (ii) individual performance and job responsibilities, (iii) comparative analyses of compensation levels and option grant levels at companies in various comparable lines of business, (iv) historical compensation levels and stock option grants by the Company and (v) recommendations of management. The comparative analysis of compensation packages and the companies selected for comparison are provided by professional compensation consultants approved by the Audit and Compensation Committee and retained by the Company for this purpose. The executive compensation comparative analysis includes companies from other industries, because the Audit and Compensation Committee believes that the Company's range of competitors for executive talent is broader than the peer group that is appropriate for purposes of comparing shareholder return in the Performance Comparison Graph on page 16.

COMPENSATION DEDUCTIBILITY

    The Audit and Compensation Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to the Named Executive Officers, the applicable requirements of Section 162(m) of the Code ("Section 162(m)") have been incorporated into the 1997 Plan and the Performance Plan.

ANNUAL COMPENSATION

    SALARY

    The Audit and Compensation Committee sets base salaries for executives which both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market.

    ANNUAL CASH INCENTIVES

    Effective January 1, 1995, the Company adopted a new bonus program for all bonus-eligible employees, including the Chief Executive Officer ("CEO") and the other Named Executive Officers, based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities (expressed as a percentage of salary) gradually increased through the grades. Within each grade there is a range of bonus targets. The bonus amount is subject to the overall approval of the Audit and Compensation Committee with respect to all participants, and to the specific approval of the Audit and Compensation Committee with regard to senior management. Targets are set each year by senior management. Targets and bonus opportunities are communicated to employees at the beginning of each year.

    Every supervisor conducts an employee review. However, as part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. A certain percentage of an employee's bonus target is based upon individual performance; the remaining percentage is based on worldwide Company performance. If all objectives are met, the employee can receive up to 100% of the bonus target amount. If performance exceeds the established objectives, the Audit and Compensation Committee has the discretion to address such circumstances.

    For 1997, the CEO and the other Named Executive Officers, as well as all other bonus plan participants eligible for a bonus, received bonuses that reflected achievement of the worldwide Company performance target. In addition, certain individuals, including the CEO and the other Named Executive Officers, who surpassed their individual performance objectives were awarded bonuses that reflected performance exceeding the established objectives.

LONG-TERM COMPENSATION

    STOCK OPTIONS

    The purpose of the Company's 1987 Plan, which expired in July 1997, the 1997 Plan, and the Performance Plan is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the 1987 Plan's, the 1997 Plan's, and the Performance Plan's vesting schedules encourage key employees to continue in the employ of the Company. The Company granted stock options to approximately 23% of its employees in 1997.

    The Audit and Compensation Committee determines the stock option grants to the Named Executive Officers based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

CEO COMPENSATION

    The Audit and Compensation Committee meets, apart from the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target.

                      THE AUDIT AND COMPENSATION COMMITTEE
                            Max M. Fisher, Chairman
                                  Conrad Black
                               Viscount Blakenham
                               Walter J.P. Curley
                                Henry R. Kravis

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 1992 to December 31, 1997) with the cumulative return of the Standard & Poors MidCap 400 Stock Index ("S&P Midcap 400") and Christie's International plc ("Christie's").

    The Company and Christie's, a publicly held company in the United Kingdom, are the two largest art auction houses in the world. The auction sales in 1997 of the next largest auction house totaled approximately 5% of the combined sales of Sotheby's and Christie's in that year. Based on the unique nature of the international art auction business and the large gap between the two largest auction houses and the next competitor, a peer group of one, Christie's, provides the most appropriate index.

    The graph reflects an investment of $100 in the Company's Class A Common Stock, the S&P MidCap 400, which includes the Company, and Christie's stock, respectively, on December 31, 1992, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter. Christie's stock trades on the London Stock Exchange in pounds sterling; the sterling amounts at each date on the graph have been translated into U.S. dollars using the exchange rates prevailing at the close of business on those dates.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                OF SOTHEBY'S, CHRISTIE'S, AND THE S&P MIDCAP 400

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      FIVE YEAR CUMULATIVE TOTAL RETURN
of Sotheby's, Christie's, and the S&P MidCap
400
                                                 12/31/92   12/31/93   12/31/94   13/31/95   12/31/96   12/31/97
Sotheby's                                            $100       $130        $99       $124       $166       $171
Christie's                                            100        151        126        151        188        219
S&P MidCap 400                                        100        114        110        144        171        227

                                                         12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                                                        -----------  -----------  -----------  -----------  -----------  -----------
Sotheby's.............................................   $     100    $     130    $      99    $     124    $     166    $     171
Christie's............................................   $     100    $     151    $     126    $     151    $     188    $     219
S&P MidCap 400........................................   $     100    $     114    $     110    $     144    $     171    $     227

CERTAIN EMPLOYMENT AND COMPENSATION ARRANGEMENTS

    In April 1996, the Company entered into a consulting agreement, effective April 15, 1996, with the Marquess of Hartington, which has required him to devote approximately two days per week to providing consulting services to the Company. Under this agreement, the Marquess of Hartington is reimbursed for expenses and had been paid a consulting fee at a rate of L50,000 per year until June 1, 1997. On June 1, 1997, the fee was increased to a rate of L100,000 per year to reflect an increase in the Marquess of Hartington's time commitment and an expansion of his responsibilities.

    In 1997, the Company retained, and continues to retain in 1998, the law firm of Miro Weiner & Kramer, of which Jeffrey H. Miro is Chairman, to provide legal services to the Company.

CERTAIN TRANSACTIONS

    LOAN PROGRAMS

    The Company maintains two U.S. bank loan programs which are available to certain employees at the discretion of the Chief Executive Officer. The first program allows U.S. employees to borrow from a bank on a demand note basis and pay interest at the prime rate. Under the second program, certain executives may borrow from a bank for a term of 15 years to purchase or refinance a residence at an interest rate of the prime rate minus 1.0% to 2.0%. Under all programs, any loan exceeding $400,000 requires the approval of either the Audit and Compensation Committee or the Executive Committee of the Board of Directors. All payment obligations under both U.S. bank loan programs are guaranteed by the Company, and all loans under both programs are repayable in full when an employee leaves the Company. As of March 16, 1998, William Ruprecht, an executive officer, has borrowings outstanding under the second program of $776,806, for which the highest balance outstanding during 1997 was $805,139. In addition, Henry Wyndham, an executive officer, had a bank mortgage loan which was partially guaranteed by the Company. The amount of the guarantee was $265,600 and the loan was repaid in full during 1997.

    PURCHASE OF ASSETS

    In October 1993, Sotheby's (U.K.) entered into an agreement with Henry Wyndham Fine Art Ltd. ("Fine Art"), an art dealing business in which Henry Wyndham, currently Chairman of Sotheby's Europe has a substantial equity interest. Under the agreement, the Company agreed to purchase various paintings from Fine Art, as well as Fine Art's partial interest in another painting. Under the terms of the agreement, the Company paid Fine Art L150,000 (approximately, $225,450) as an advance for a portion of its interest in such painting in February 1994. On February 1, 1995, the advance began to bear interest and will continue to do so until Fine Art exercises its right to sell its remaining interest in such painting to Sotheby's (U.K.) for L180,000 (approximately $288,180). The original cost to Fine Art of its ownership interest in such painting was approximately L300,000 (approximately $480,300). However, the Company believes the fair market value of such interest to be in excess of the purchase price. The various purchase prices were determined by the Company with reference to recent sale prices of comparable property.

    YORK PROPERTY

    Sotheby's, Inc. (a wholly-owned subsidiary of the Company) is headquartered at 1334 York Avenue, New York, New York (the "York Property"). The Company currently leases the York Property, comprising approximately 160,500 square feet, from an unaffiliated party under a 30-year lease expiring in 2009, which contains an option to extend the term for an additional 30 years until July 31, 2039. The lease also grants the Company a right of first refusal with respect to the sale of the York Property.

    York Avenue Development, Inc. ("York"), an indirect subsidiary of the Company, has the right to purchase the York Property by exercising certain options available through January 31, 1999 and during the months of August 1999, August 2004 and July 2009.

    Sotheby's, Inc. has arranged for The Taubman Company ("TTC"), an affiliate of A. Alfred Taubman, to provide construction planning consulting services related to the planned expansion of the York Property. As of March 16, 1998, TTC has been paid $39,374 by Sotheby's, Inc. Sotheby's, Inc. anticipates that TTC's total consulting fees will not exceed $75,000.

                           COMPENSATION OF DIRECTORS

    Prior to 1998, each non-employee director of the Company received an annual retainer fee of the equivalent of $10,000 in shares of the Company's Class A Common Stock, which the director could have elected to receive in cash, and 1,500 shares of the Company's Class A Common Stock. Each non-employee director also received a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. Except as noted, all of the foregoing fees were paid in cash. Effective April 30, 1998, and pursuant to the Sotheby's Holdings, Inc. 1998 Stock Compensation Plan For Non-Employee Directors (the "Director Plan"), each non-employee director will receive an annual retainer of 2,260 shares of the Company's Class A Common Stock, the receipt of which may be deferred until the director terminates service on the Company's Board. All deferred stock compensation will accrue dividend equivalents. The Company's directors will continue to receive expense reimbursements and the per meeting cash fees described above.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP, has been the independent auditors for the Company since 1983. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 1998. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

    The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

                         PROPOSALS OF SECURITY HOLDERS

    Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 1999 must be received by the Company at 500 N. Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 by the close of business on December 30, 1998. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

    The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR             PLEASE MARK
PROPOSALS 1 AND 2. IF NO DIRECTION IS GIVEN, THE         YOUR VOTES AS   /X/
SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. SUCH         INDICATED IN
SHARES WILL BE VOTED IN THE PROXIES' DISCRETION          THIS EXAMPLE
UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE MEETING.

1. Election of Directors                           Election by Holders of Class B Common Stock of Conrad Black, Viscount
                                                   Blakenham, Diana D. Brooks, The Marquess of Hartington, Henry R. Kravis,
     FOR all Nominees         WITHHOLD AUTHORITY   Jeffrey H. Miro, and Sharon Percy Rockefeller as directors.
     listed (except as          to vote for all
      marked to the                Nominees        To withhold authority to vote for any individual nominee, write that
   contrary to the right)                          nominee's name on the space provided below.

          / /                        / /           -------------------------------------------------------------------------


2. Ratification of the appointment of
Deloitte & Touche LLP as independent
auditors for 1998.                                                        Please sign exactly as name appears hereon. When
                                                                          shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, executor, administrator,
  FOR       AGAINST       ABSTAIN                                         trustee, or guardian, please give full title as
                                                                          such. If a corporation, please sign full corporate
  / /         / /           / /                                           name by President or other authorized officer. If a
                                                                          partnership, please sign in partnership name by
                                                                          authorized person.


                                                                          ---------------------------------------------------
                                                                          Signature


                                                                          ---------------------------------------------------
                                                                          Signature if held jointly


                                                                          Dated:                                       , 1998
                                                                                ---------------------------------------

                                                                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                          PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 FOLD AND DETACH HERE



Dear Shareholders of Sotheby's Holdings, Inc.:

Enclosed you will find material regarding the Company's 1998 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that you vote is important to us. We look forward to hearing from you.

                          SOTHEBY'S HOLDINGS, INC.
                            CLASS B COMMON STOCK

                                  PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 30, 1998


      The undersigned hereby appoints each of A. ALFRED TAUBMAN and DIANA D. BROOKS, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Thursday, April 30, 1998, at Sotheby's, 34-35 New Bond Street, London, England, at 10 o'clock in the forenoon local time, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgement upon all other matters which may properly come before the meeting and any adjournment thereof.

      If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

        (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                          FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR             PLEASE MARK
PROPOSALS 1 AND 2. IF NO DIRECTION IS GIVEN, THE         YOUR VOTES AS   /X/
SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. SUCH         INDICATED IN
SHARES WILL BE VOTED IN THE PROXIES' DISCRETION          THIS EXAMPLE
UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE MEETING.

1. Election of Directors                           Election by Holders of Class A Limited Voting Common Stock of Walter J.P.
                                                   Curley, Max M. Fisher, and A. Alfred Taubman as directors.
     FOR all Nominees         WITHHOLD AUTHORITY
     listed (except as          to vote for all    To withhold authority to vote for any individual nominee, write that
      marked to the                Nominees        nominee's name on the space provided below.
   contrary to the right)
                                                   -------------------------------------------------------------------------
           / /                       / /


2. Ratification of the appointment of
Deloitte & Touche LLP as independent
auditors for 1998.                                                        Please sign exactly as name appears hereon. When
                                                                          shares are held by joint tenants, both should sign.
                                                                          When signing as attorney, executor, administrator,
  FOR       AGAINST       ABSTAIN                                         trustee, or guardian, please give full title as
                                                                          such. If a corporation, please sign full corporate
  / /         / /           / /                                           name by President or other authorized officer. If a
                                                                          partnership, please sign in partnership name by
                                                                          authorized person.


                                                                          ---------------------------------------------------
                                                                          Signature


                                                                          ---------------------------------------------------
                                                                          Signature if held jointly


                                                                          Dated:                                       , 1998
                                                                                ---------------------------------------

                                                                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                          PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 FOLD AND DETACH HERE



Dear Shareholders of Sotheby's Holdings, Inc.:

Enclosed you will find material regarding the Company's 1998 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that you vote is important to us. We look forward to hearing from you.

                          SOTHEBY'S HOLDINGS, INC.
                     CLASS A LIMITED VOTING COMMON STOCK

                                   PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 30, 1998


      The undersigned hereby appoints each of A. ALFRED TAUBMAN and DIANA D. BROOKS, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Thursday, April 30, 1998, at Sotheby's, 34-35 New Bond Street, London, England, at 10 o'clock in the forenoon local time, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgement upon all other matters which may properly come before the meeting and any adjournment thereof.

      If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

        (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                          FOLD AND DETACH HERE